Exhibit 2(a)

PLAN OF CONVERSION
TO
LIMITED LIABILITY COMPANY
THIS PLAN OF CONVERSION (this “Plan”) is hereby adopted this 15th day of April, 2013, by EFH2 Corp., a Texas corporation (the “Sole Shareholder”), the sole shareholder of Energy Future Competitive Holdings Company, a Texas corporation (the “Company”).
RECITALS
WHEREAS, the Company is a Texas corporation, formed September 17, 1982; and
WHEREAS, the Sole Shareholder desires to convert the Company to Energy Future Competitive Holdings Company LLC, a Delaware limited liability company (“EFCH LLC”).
NOW THEREFORE, the Sole Shareholder hereby adopts the following:
1.    The Sole Shareholder hereby approves the conversion of the Company to EFCH LLC (the “Conversion”).
2.    The Sole Shareholder intends the Company to continue its existence as a Delaware limited liability company after its conversion to EFCH LLC.
3.    The Sole Shareholder's percentage interest in EFCH LLC shall be equal to the Sole Shareholder's percentage interest in the Company.
4.    The Delaware Certificate of Conversion converting the Company to EFCH LLC is attached hereto as Exhibit A.
5.    The Delaware Certificate of Formation for EFCH LLC is attached hereto as Exhibit B.
6.    The Texas Certificate of Conversion converting the Company to EFCH LLC is attached hereto as Exhibit C.
7.     The Conversion shall be effective upon filing of the Certificate of Conversion with the Secretary of State of the State of Texas.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Plan is executed by the Sole Shareholder as of the date first written above.

EFH2 Corp., as sole shareholder

By:    /s/ Paul M. Keglevic
Name:    Paul M. Keglevic

Title:	Executive Vice President and Chief
Financial Officer

Exhibit A
DE Certificate of Conversion

[See attached.]

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)	The jurisdiction where the Corporation first formed is Texas .

2.)	The jurisdiction immediately prior to filing this Certificate is Texas .

3.)	The date the corporation first formed is September 17, 1982 .

4.)	The name of the Corporation immediately prior to filing this Certificate is Energy Future Competitive Holdings Company .

5.)	The name of the Limited Liability Company as set forth in the Certificate of Formation is Energy Future Competitive Holdings Company LLC .
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the    15th    day of    April   , A.D.    2013   .

By:	__/s/__Paul M. Keglevic_______ ____
Authorized Person
Name:        Paul M. Keglevic
Print or Type

Exhibit B
EFCH LLC Certificate of Formation

[See attached.]

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Energy Future Competitive Holdings Company LLC

•	Second: The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington Zip Code 19801

•	The name of its Registered agent at such address is The Corporation Trust Company

•	Third: (Insert any other matters the members determine to include herein.)

The duration of the Company shall be perpetual. This Certificate of Formation shall be effective as of its filing with the Secretary of State of the State of Delaware.
In Witness Whereof, the undersigned have executed this Certificate of Formation this    15th    day of    April   , A.D.    2013   .

By:	__/s/_Paul M. Keglevic_____________
Authorized Person
Name:        Paul M. Keglevic
Print or Type

Exhibit C
TX Certificate of Conversion

[See attached.]

Form 632	State of Texas Certificate of Conversion of a Corporation Converting to a Limited Liability Company

Converting Entity Information

The name of the converting corporation is:
Energy Future Competitive Holdings Company

The jurisdiction of formation of the corporation is:	Texas

The date of formation of the corporation is:	September 17, 1982

The file number, if any, issued to the corporation by the secretary of state, is:	62278000

Plan of Conversion-Alternative Statements

The corporation named above is converting to a limited liability company. The name of the limited liability company is:
Energy Future Competitive Holdings Company LLC

The limited liability company will be formed under the laws of :	Delaware

Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is:
Energy Plaza, 1601 Bryan Street	Dallas	TX	USA	75201-3411
Street or Mailing Address	City	State	Country	Zip Code

A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

Energy Plaza, 1601 Bryan Street	Dallas	TX	USA	75201-3411
Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

This document becomes effective when the document is accepted and filed by the secretary of state.
Tax Certificate

In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	April 15, 2013

/s/ Paul M. Keglevic
Paul M. Keglevic
Signature and title of authorized person on behalf of the converting entity